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                                                                          EX-4.1

                           SPECIMEN STOCK CERTIFICATE

        COMMON STOCK                                                  COMMON STOCK
         NUMBER ESC

                                 ERGO SCIENCE CORPORATION

     THIS CERTIFICATE IS        INCORPORATED UNDER THE LAWS      SEE REVERSE FOR CERTAIN
TRANSFERABLE IN BOSTON, MA OR    OF THE STATE OF DELAWARE        DEFINITIONS AND LEGENDS
        NEW YORK, NY
                                                                    CUSIP 29481E 10 6

    This certifies that

    is the owner of

  FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $.01 PER
                                   SHARE, OF

ERGO SCIENCE CORPORATION, transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued, and shall be held subject to all of the provisions of the Restated Certificate of Incorporation of the Corporation, as hereafter amended, a copy of which is on file with the Transfer Agent, to all of which the holder assents by acceptance hereof.

    This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

    Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

    Dated:

COUNTERSIGNED AND REGISTERED:
THE FIRST NATIONAL BANK OF BOSTON
TRANSFER AGENT AND REGISTRAR
By: /s/ illegible

    AUTHORIZED SIGNATURE

          SECRETARY              ERGO SCIENCE CORPORATION               PRESIDENT
                                         CORPORATE
                                           SEAL
                                         DELAWARE

SEE REVERSE SIDE FOR CERTAIN RESTRICTIONS ON TRANSFER OF STOCK AND REQUIREMENTS
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                            ERGO SCIENCE CORPORATION

    The corporation will furnish without charge to each stockholder who so requests, a copy of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the Corporation or the Transfer Agent.

    The following abbreviations, when used in the inscrption on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM--as tenants in common                  UNIF GIFT MIN ACT-- ---- Custodian ----
                                                                  (Cust)         (Minor)
TEN ENT--as tenants by the entireties          Under Uniform Gifts to Minors
JT TEN--as joint tenants with right or         Act -------------------
  survivorship and not as tenants in common              (State)

    Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

For Value Received,
---------------------------- hereby sell, assign and transfer unto

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
   PLEASE INSERT SOCIAL SECURITY OR OTHER
       IDENTIFIYING NUMBER OF ASSIGNEE

--------------------------------------------------------------------------------

    PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF
                                    ASSIGNEE

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------Shares

of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

------------------------------------------------------------------------Attorney

to register the transfer of the said stock on the books of the within-named Corporation, with full power of substitution in the premises.

 Dated ------------------------------------    X -------------------------------------------
                                                                (SIGNATURE)

                   NOTICE:
             THE SIGNATURE(S) TO
            THIS ASSIGNMENT MUST
             CORRESPOND WITH THE
             NAME(S) AS WRITTEN
            UPON THE FACE OF THE
             CERTIFICATE WITHOUT
              ALTERATION OR ANY
              CHANGE WHATEVER.                 X -------------------------------------------
                                                                (SIGNATURE)
                                               --------------------------------------------
                                                THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN
                                                  ELIGIBLE GUARANTOR INSTITUTION (BANKS,
                                                STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS
                                                  AND CREDIT UNIONS WITH MEMBERSHIP IN AN
                                                   APPROVED SIGNATURE GUARANTEE PROGRAM,
                                                      PURSUANT TO SEC. RULE 17Ad-15.
                                               --------------------------------------------
                                                        SIGNATURE(S) GUARANTEED BY:
                                               --------------------------------------------

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      RESTRICTIONS ON TRANSFER OF STOCK AND REQUIREMENTS TO TRANSFER STOCK

    Article XII of the certificate of incorporation of the Corporation ("Article XII") restricts the direct or indirect sale, transfer, disposition, purchase or acquisition ("Transfer") of shares of common stock of the Corporation ("Stock"), and requires the transfer of Stock, under certain circumstances.

    In general, Article XII prohibits any Transfer of Stock on or prior to
(              , 2004) (or such earlier or later date as may be determined by the board of directors of the Corporation (the "Board of Directors")) without prior approval of the Board of Directors by or to any holder (a) who beneficially owns directly or through attribution 5% or more of the Stock (as determined under section 382 of the Internal Revenue Code of 1986 and the applicable Treasury Regulations thereunder, each as amended from time to time (collectively, "Section 382") with certain modifications, or (b) who, upon such Transfer of Stock, would beneficially own directly or through attribution 5% or more of the Stock (as determined under Section 382, with certain modifications).

    If any person or entity attempts to Transfer Stock in violation of
Article XII, such purported Transfer shall be null and void and the purported acquiror shall have no rights with respect thereto. Among other things,
Article XII permits the Corporation to require the sale of any Stock Transferred in violation of Article XII, and the purported acquiror shall not be entitled to receive any proceeds of such sale in excess of the amount paid by such purported acquiror for such Stock, minus certain expenses and shall be required to return any dividends or distributions on such Stock. In addition, certain holders of Stock will be required to transfer Stock as a result of certain transfers of interests in entities that own Stock and the proceeds of such sale to be received by the holder shall be limited to the fair market value of such Stock at the time of the transfer of such interests.

    Under Article XII, the Corporation may require as a condition to the registration of the Transfer of any Stock that the proposed transferee furnish to the Corporation information regarding the ownership of Stock by the proposed transferee as well as the ownership of Stock by any persons or entities controlling, controlled by or under common control with such proposed transferee.

    Under certain circumstances, Article XII authorizes the Board of Directors to extend or accelerate the expiration date of the Article XII transfer restrictions and to modify certain provisions of Article XII. The foregoing is a summary description only of certain of the provisions of Article XII, to which reference is made for a complete description of the restrictions on the transfer of Stock and the provisions requiring the transfer of Stock and the consequences of the violation thereof.

    The Corporation will furnish a copy of Article XII to the holder of record of this certificate without charge upon written request to the Corporation at its principal place of business. By acceptance of this certificate, the holder hereof and any beneficial owner of the shares represented hereby shall be bound in all respects by such Article XII, as modified from time to time by the Board of Directors.